                                                       FOR IMMEDIATE RELEASE

Contacts:     Joseph F. Pesce, CFO
              Concentra Managed Care, Inc.
              (617) 367-2163, Ext. 5101

                     CONCENTRA MANAGED CARE, INC. ANNOUNCES
                      SECOND-QUARTER 1998 FINANCIAL RESULTS

                Revenues up 32%; operating income increases 55%;
             net income rises 50% over the second quarter last year

         BOSTON, Mass. (July 30, 1998) - Concentra Managed Care, Inc. (Nasdaq/NM: CCMC) today announced that revenues for the second quarter ended June 30, 1998, increased 32% to $158,884,000, compared with revenues of $120,728,000 for the three months ended June 30, 1997. Operating income for the second quarter of 1998 increased 55% to $27,820,000, from $17,983,000 for the same period last year.

         Net income for the three months ended June 30, 1998, rose 50% to $14,161,000, or $0.30 per diluted share, compared with pro forma net income of $9,440,000 or $0.21 per diluted share, for the same period last year.

         For the six months ended June 30, 1998, revenues increased 34% to $304,428,000, compared with revenues of $227,870,000 for the same period last year. Operating income for the first six months of 1998 grew 56% to $49,592,000 from $31,695,000 for the same period last year. Net income increased 49% to $24,608,000, or $0.52 per diluted share, compared with pro forma net income of $16,520,000, or $0.36 per diluted share, for the same period last year.

         The six month results for 1998 do not include a non-recurring charge of $12,600,000 ($9,600,000 after-tax, or $0.20 per diluted share) taken in the first quarter of 1998 for fees, expenses and restructuring charges primarily associated with the February 1998 acquisition of Preferred Payment Systems.

         "The fact that we continue to report record revenues and net income demonstrates the power of the merged company and the response of our customers to our offerings across the entire episode of care," says Donald J. Larson, Chairman and Chief Executive Officer. "We are particularly pleased with our internal integration efforts which have




                                     (more)
supported this growth as we continue to sell our services on a bundled and unbundled basis. As our customers continue to look for creative solutions to reduce their total insurance costs, only Concentra offers the widest range of services and the only integrated care management approach to controlling the costs and the duration of disability."


         Concentra Managed Care is the leading provider and comprehensive outsource solution for cost containment and fully integrated care management in the occupational, auto, and group healthcare markets. Concentra offers prospective and retrospective services to employers and insurers of all sizes, providing pre-employment testing, loss prevention services, first report of injury, injury care, specialist networks and specialized cost containment to the disability and automobile injury markets. The company has 123 field case management offices, with approximately 1,400 field case managers who provide medical management and return to work services in 49 states, the District of Columbia, and Canada. The company also has 85 service locations that provide specialized cost containment services including utilization management, telephonic case management, and retrospective bill review. Under the name Concentra Medical Centers, the Company operates the nation's largest network of occupational healthcare centers, currently managing the practices of 259 physicians located in 148 centers in 39 markets in 21 states.

                                      -END-


This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the company's operations, and interruption in its data processing capabilities, operational, financing and strategic risks related to the company's growth strategy, possible fluctuations in quarterly and annual operations, and possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the company's services, and dependence on key management personnel. Additional factors include those described in the company's Securities and Exchange Commission filings.

                          Concentra Managed Care, Inc.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                   Three Months Ended                Six Months Ended
                                                                        June 30,                         June 30,
                                                             ------------------------------    ------------------------------
                                                                 1998             1997             1998             1997
                                                             -------------    -------------    -------------    -------------
                                                                                Restated                          Restated
REVENUES:
Field case management ....................................   $  44,358,000    $  34,632,000    $  86,198,000    $  67,021,000
Specialized cost containment .............................      47,124,000       33,431,000       91,503,000       61,801,000
                                                             -------------    -------------    -------------    -------------
     Managed care services ...............................      91,482,000       68,063,000      177,701,000      128,822,000
Health services ..........................................      67,402,000       52,665,000      126,727,000       99,048,000
                                                             -------------    -------------    -------------    -------------
          Total revenues .................................     158,884,000      120,728,000      304,428,000      227,870,000
COST OF SERVICES:
Managed care services ....................................      67,772,000       53,189,000      132,530,000      100,546,000
Health services ..........................................      49,950,000       38,411,000       96,238,000       74,216,000
                                                             -------------    -------------    -------------    -------------
           Total cost of services ........................     117,722,000       91,600,000      228,768,000      174,762,000
                                                             -------------    -------------    -------------    -------------
                   Total gross profit ....................      41,162,000       29,128,000       75,660,000       53,108,000
General and administrative expenses ......................      11,294,000        9,980,000       21,993,000       19,013,000
Amortization of intangibles ..............................       2,048,000        1,165,000        4,075,000        2,400,000
Non-recurring charge .....................................            --               --         12,600,000             --
                                                             -------------    -------------    -------------    -------------
                   Operating income ......................      27,820,000       17,983,000       36,992,000       31,695,000
Interest expense .........................................       4,588,000        2,765,000        8,470,000        5,192,000
Interest income ..........................................      (1,429,000)        (781,000)      (1,662,000)      (1,632,000)
Other, net ...............................................         264,000          482,000          373,000          809,000
                                                             -------------    -------------    -------------    -------------
          Income before income taxes .....................      24,397,000       15,517,000       29,811,000       27,326,000
Provision for income taxes ...............................      10,236,000        5,395,000       14,803,000        9,501,000
                                                             -------------    -------------    -------------    -------------
Net income ...............................................   $  14,161,000    $  10,122,000    $  15,008,000    $  17,825,000
                                                             -------------    -------------    -------------    -------------
                                                             -------------    -------------    -------------    -------------
Pro forma net income (1) .................................                    $   9,440,000                     $  16,520,000
                                                                              -------------                     -------------
                                                                              -------------                     -------------
Basic pro forma and actual earnings per share (1) ........   $        0.30    $        0.22    $        0.33    $        0.39
                                                             -------------    -------------    -------------    -------------
                                                             -------------    -------------    -------------    -------------
Weighted average common shares outstanding ...............      46,744,000       42,494,000       45,842,000       42,439,000
                                                             -------------    -------------    -------------    -------------
                                                             -------------    -------------    -------------    -------------
Diluted pro forma and actual earnings per share (1) ......   $        0.30    $        0.21    $        0.32    $        0.36
                                                             -------------    -------------    -------------    -------------
                                                             -------------    -------------    -------------    -------------
Weighted average common shares and equivalents outstanding      47,816,000       46,337,000       47,793,000       46,324,000
                                                             -------------    -------------    -------------    -------------
                                                             -------------    -------------    -------------    -------------

 (1) Net income and earnings per share for the three and six months ended June 30, 1997 have been calculated as if Preferred Payment Systems, Inc. ("PPS") had been subject to federal and state income taxes for the entire period, based upon an effective tax rate indicative of the statutory rates in effect. Prior to its acquisition by the company during the first quarter of 1998, PPS elected to be taxed as an S corporation, and accordingly, was not subject to federal and state income taxes in certain jurisdictions.

                          Concentra Managed Care, Inc.
                           CONSOLIDATED BALANCE SHEETS
                       JUNE 30, 1998 AND DECEMBER 31, 1997
                                   (UNAUDITED)

                                                              June           December
                  ASSETS                                    30, 1998         31, 1997
-------------------------------------------------------   -------------    -------------
                                                                             Restated
CURRENT ASSETS:
  Cash and cash equivalents ...........................   $ 121,922,000    $  12,576,000
  Accounts receivable, net ............................     119,955,000      106,963,000
  Prepaid expenses, tax assets and other current assets      28,838,000       26,212,000
                                                          -------------    -------------
          Total current assets ........................     270,715,000      145,751,000
PROPERTY AND EQUIPMENT, AT COST .......................     124,418,000      104,054,000
Less:  Accumulated depreciation and amortization ......     (45,011,000)     (38,351,000)
                                                          -------------    -------------
NET PROPERTY AND EQUIPMENT ............................      79,407,000       65,703,000
GOODWILL AND OTHER INTANGIBLE ASSETS, NET .............     269,963,000      262,592,000
OTHER ASSETS ..........................................      15,676,000        8,925,000
                                                          -------------    -------------
                                                          $ 635,761,000    $ 482,971,000
                                                          -------------    -------------
                                                          -------------    -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------
CURRENT LIABILITIES:
  Revolving credit facilities .........................   $        --      $  49,000,000
  Current portion of long-term debt ...................         418,000        7,497,000
  Accounts payable, accrued income tax and expenses ...      63,967,000       52,136,000
                                                          -------------    -------------
          Total current liabilities ...................      64,385,000      108,633,000
LONG-TERM DEBT, NET OF CURRENT PORTION ................     327,769,000      150,103,000
DEFERRED INCOME TAXES AND OTHER LIABILITIES ...........      16,323,000       17,794,000
STOCKHOLDERS' EQUITY:
  Common stock ........................................         469,000          436,000
  Paid-in capital .....................................     265,608,000      257,022,000
  Retained deficit ....................................     (38,793,000)     (51,017,000)
                                                          -------------    -------------
          Total stockholders' equity ..................     227,284,000      206,441,000
                                                          -------------    -------------
                                                          $ 635,761,000    $ 482,971,000
                                                          -------------    -------------
                                                          -------------    -------------